UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2013

Vitran Corporation Inc.
(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5
(Address of principal executive offices)	(Zip Code)

416-596-7664
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of a Material Definitive Agreement with Credit Facility Lenders

As previously disclosed in the Company's Form 8-K filed on February 19, 2013, Vitran Corporation Inc. (the "Company" or "Vitran") and certain of its subsidiaries have entered into the Fourth Amendment to Credit Agreement (the "Amending Agreement") amending its Credit Agreement with the syndicate of lenders led by JPMorgan Chase Bank, N.A., as agent (the "Agent"), that are parties thereto (the "Lending Group"). The Amending Agreement amends the original credit agreement dated November 30, 2011 (the "Original Credit Agreement") among the Company, certain of its subsidiaries, the Agent, and the Lending Group. The Original Credit Agreement continues in full force and effect, other than as amended by the Amending Agreement, the First Amendment to Credit Agreement dated as of December 29, 2011, the Second Amendment to Credit Agreement dated as of October 10, 2012, and the Third Amendment to Credit Agreement dated as of December 28, 2012.

The Amending Agreement is effective March 4, 2013, upon the divestiture of the Company's Supply Chain Operation division ("SCO").

The following is a summary of the material terms of the amendments to the Original Credit Agreement, effected by the Amending Agreement:

  Total bank commitment under the Amending Agreement has been changed to $50 million.
  The Credit Agreement matures on November 30, 2014 which will accelerate to May 31, 2014, if EBITDA as of December 31, 2013, determined on a trailing six month basis, is not greater than $2 million.
  Access to the revolving credit facility, beyond letters of credit, is available when: (i) the Company's cash on hand is zero; (ii) there are no net proceeds remaining from the sale of SCO; and (iii) EBITDA on a trailing six month basis is greater than $2 million.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of Divestiture of Supply Chain Operation to Legacy SCO, Inc.

As previously disclosed on the Company's Form 8-K filed on February 19, 2013, Vitran entered into an agreement with Legacy SCO, Inc. ("Legacy"), an affiliate of Legacy Supply Chain, based in Portsmouth, New Hampshire, for the sale of the Company's SCO division to Legacy for U.S. $97.0 million in cash, subject to certain working capital adjustments.

The transaction closed on March 4, 2013. Vitran has used a portion of the proceeds from this transaction to fully reduce its outstanding debt under its senior revolving credit facility.

The results of SCO have been disclosed as a discontinued operation in the Company's Form 10-K filed on February 21, 2013.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	News release dated March 4, 2013*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitran Corporation Inc.
Date: March 4, 2013	/s/ FAYAZ D. SULEMAN Fayaz D. Suleman Vice President Finance and Chief Financial Officer